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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                May 31, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                                ecom ecom.com, inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



        Florida                  33-96638-A              65-0538051
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



       Suite 1000, 3801 PGA Boulevard, Palm Beach Gardens, Florida 33410
       -----------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                                (561) 622-4395
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code









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ITEM 2. ACQUISITION OF ASSETS

     On May 31, 2000, we acquired all of the issued and outstanding shares of Star Dot Marketing, Inc. ("SDMI"), a formerly unaffiliated turn-key provider of guaranteed authentic, hand-signed sports memorabilia and other related sports products, pursuant to a Stock Exchange Agreement dated January 21, 2000 between us and the SDMI shareholders. As a result of this transaction, SDMI is now our wholly-owned subsidiary. We exchanged 675,000 shares of our $.0001 par value common stock for all of the outstanding shares of SDMI. We and SDMI engaged in arm's-length negotiations to determine the relative value of consideration for this transaction. Since the purchase price consisted entirely of shares from our authorized but unissued capital, no funds were used for this acquisition.

     Prior to the consummation of this transaction, there was no material relationship between SDMI or any of its shareholders, and us or any of our affiliates, directors or officers, or any associate of any of our directors or officers.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. To be filed by amendment to this Form 8-K within sixty (60) days.

     (b) COMBINED PROFORMA FINANCIAL INFORMATION. To be filed by amendment to this Form 8-K within sixty (60) days.

     (c) EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                       LOCATION
-------    -----------                       --------

2.1        Stock Exchange Agreement          Filed herewith electronically
           dated January 21, 2000
           (without the schedules and
           exhibits attached thereto)



                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                              ecom ecom.com, inc.




June 13, 2000                 By: /s/ David J. Panaia
                                  David J. Panaia, President